                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box: [X]

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         AMERICAN XTAL TECHNOLOGY, INC.

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)    Title of each class of securities to which transaction applies:


              ------------------------------------------------------------------
        2)    Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
        4)    Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
        5)    Total fee paid:

              ------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

              ------------------------------------------------------------------
        2)    Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------
        3)    Filing Party:

              ------------------------------------------------------------------
        4)    Date Filed:

              ------------------------------------------------------------------

                         AMERICAN XTAL TECHNOLOGY, INC.
                              4281 TECHNOLOGY DRIVE
                            FREMONT, CALIFORNIA 94538


                                                                  April __, 2000




To our stockholders:

        You are cordially invited to attend the annual meeting of stockholders of American Xtal Technology, Inc. on June 7, 2000 at 11:00 a.m. Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538.

        The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1999 American Xtal Technology, Inc. Annual Report, which includes audited financial statements and certain other information.

        It is important that you use this opportunity to take part in the affairs of American Xtal Technology, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

                                           Sincerely,




                                           Morris S. Young
                                           President and Chief Executive Officer

                         AMERICAN XTAL TECHNOLOGY, INC.
                              4281 TECHNOLOGY DRIVE
                            FREMONT, CALIFORNIA 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 7, 2000


Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of American Xtal Technology, Inc., which will be held on June 7, 2000 at 11:00 a.m., Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

        1. To elect two Class II directors to hold office for a three-year term and until their successors are elected and qualified.

        2. To approve an amendment to American Xtal Technology's Certificate of Incorporation changing our name from "American Xtal Technology, Inc." to "AXT, Inc."

        3. To approve an increase in the number of shares reserved for issuance under our 1997 Stock Option Plan from 3,800,000 to 5,800,000 shares of common stock.

        4. To approve an increase in the number of shares reserved for issuance under our 1998 Employee Stock Purchase Plan from 400,000 to 900,000 shares of common stock.

        5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000.

        6. To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on April 25, 2000, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

                                            By order of the board of directors,





                                            Guy D. Atwood
                                            Secretary Fremont, California
April __, 2000


STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         AMERICAN XTAL TECHNOLOGY, INC.
                              4281 TECHNOLOGY DRIVE
                            FREMONT, CALIFORNIA 94538


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the board of directors of American Xtal Technology, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held June 7, 2000, or any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is April __, 2000, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to stockholders.


                               GENERAL INFORMATION

        Annual Report. An annual report for the year ended December 31, 1999, is enclosed with this proxy statement.

        Voting Securities. Only stockholders of record as of the close of business on April 25, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were _______ shares of our common stock, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

        Solicitation of Proxies. American Xtal Technology will bear the cost of soliciting proxies. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of American Xtal Technology at our principal offices at 4281 Technology Drive, Fremont, California 94538, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

        American Xtal Technology has a classified board of directors which currently consists of five directors, two of whom are Class I directors, two of whom are Class II directors, and one who is a Class III director. Class II and Class III directors serve until the annual meeting of stockholders to be held in 2000 and 2001, respectively, and Class I directors serve until the annual meeting of stockholders to be held in 2002. All directors serve until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

        Management's nominees for election at the 2000 annual meeting of stockholders to Class II of the board of directors are Jesse Chen and Donald L. Tatzin. If elected, the nominees will serve as directors until American Xtal Technology's annual meeting of stockholders in 2003, and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for substitute nominees as the board of directors may designate.

        The table below sets forth the names and certain information of our directors, including the Class II nominees to be elected at this meeting.



                                                                                                 DIRECTOR
NAME                                  PRINCIPAL OCCUPATION WITH AXT                       AGE     SINCE
----                                  -----------------------------                       ---    --------
Class II nominees to be elected at the 2000 annual meeting of stockholders:

       Jesse Chen                     Director                                             42      1998

       Donald L. Tatzin               Director                                             62      1998

Class III directors whose terms expire at the 2001 annual meeting of stockholders:

       B.J. Moore                     Director                                             64      1998

Class I directors whose terms expire at the 2002 annual meeting of stockholders:

       Morris S. Young                Chairman of the Board of Directors,                  55      1989
                                      President and Chief Executive Officer

       Theodore S. Young              Director and Senior Vice President,                  60      1986
                                      Marketing

        Jesse Chen has served as a director of American Xtal Technology since February 1998. Since May 1997, Mr. Chen has served as a Managing Director of Matron Venture, an investment company. Prior to that, Mr. Chen co-founded BusLogic, Inc., a computer peripherals company, and served as its Chief Executive Officer from 1990 to 1996. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in Aeronautical Engineering from Chenkung University, Taiwan and an M.S. in Electrical Engineering from Loyola Marymount University.

        Donald L. Tatzin has served as a director of American Xtal Technology since February 1998. Since 1993, Mr. Tatzin has served as Executive Vice President of Showboat, Inc., a gaming company. In addition, Mr. Tatzin served as a director for Sydney Harbour Casino, an Australian gaming company, from 1995 to 1996 and as its Chief Executive Officer from April to October 1996. Prior to that, Mr. Tatzin was a director and consultant with Arthur D. Little, Inc. from 1976 to 1993. Mr. Tatzin holds an S.B. in Economics and an S.B. and masters degrees in City

Planning from the Massachusetts Institute of Technology and an M.S. in Economics from Australian National University.

        B.J. Moore has served as a director of American Xtal Technology since February 1998. Since 1991, Mr. Moore has been self-employed as a consultant and has served as a director to several technology-based companies. Mr. Moore currently serves on the board of directors for Adaptec, Inc., a computer peripherals company, and Dionex Corporation, an ion chromatography systems company, as well as several private companies. Mr. Moore holds a B.S. and an M.S. in Electrical Engineering from the University of Tennessee.

        Morris S. Young, Ph.D. co-founded American Xtal Technology in 1986 and has served as Chairman of the board of directors since February 1998 and President, Chief Executive Officer and a director of American Xtal Technology since 1989. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young holds a B.S. in Metallurgical Engineering from Chengkung University, Taiwan, an M.S. in Metallurgy from Syracuse University, and a Ph.D. in Metallurgy from Polytechnic University.

        Theodore S. Young, Ph.D. co-founded American Xtal Technology in 1986 and has served as Senior Vice President, Marketing since 1989 and as President from 1987 to 1989. He has also acted as a director since American Xtal Technology's inception, including as the Chairman of the board of directors from January 1987 to January 1998. Dr. Young served as a senior physicist at Lawrence Livermore National Laboratory from 1984 to 1987. Dr. Young holds a B.S. in Physics from National Taiwan University, an M.S. in Geophysics from the University of Alaska, and a Ph.D. in Plasma Physics from the Massachusetts Institute of Technology.

BOARD OF DIRECTOR'S COMMITTEES AND MEETINGS

        During 1999, the board of directors held __ meetings. Each incumbent director attended at least 75% of the aggregate of such meetings of the board and any committee of the board on which he served. The board of directors has established an audit committee and a compensation committee.

        The audit committee's function is to:

        - review with the independent auditors and management of American Xtal Technology the annual financial statements and independent auditors' opinion,

        - review the scope and results of the examination of our financial statements by the independent auditors,

        - approve all professional services and related fees performed by the independent auditors,

        - recommend the retention of the independent auditors to the board, subject to ratification by the stockholders, and

        - periodically review our accounting policies and internal accounting and financial controls.

        The audit committee also oversees actions taken by our independent auditors, recommends the engagement of auditors and reviews our internal audits. The members of the audit committee during 1999 were Jesse Chen, B.J. Moore and Donald L. Tatzin. The audit committee held __ meetings in 1999.

        The compensation committee's function is to make decisions concerning salaries and incentive compensation for executive officers of American Xtal Technology. The members of the compensation committee during 1999 were Jesse Chen, B.J. Moore and Donald L. Tatzin. During 1999, the compensation committee held _______ meetings. For additional information concerning the compensation committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        If a quorum is present and voting at the annual meeting of stockholders, the nominees for Class II director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                               PROPOSAL NUMBER TWO
              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                    TO CHANGE AMERICAN XTAL TECHNOLOGY'S NAME

        Our board of directors has unanimously approved and recommends to the stockholders that they consider and approve an amendment to American Xtal Technology's Certificate of Incorporation changing our corporate name from "American Xtal Technology, Inc." to "AXT, Inc." If the proposed amendment is approved, Article First of our Certificate of Incorporation would be amended to read as follows:

        "FIRST:  The name of the Corporation shall be:  "AXT, Inc."

        The board of directors believes that this name change will assist American Xtal Technology in developing new marketing and sales strategies and will enhance our brand equity and strengthen recognition of American Xtal Technology by our customers, partners and stockholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any stock certificates they hold.

        Attached to this Proxy Statement as Exhibit A is the proposed amendment to American Xtal Technology's Certificate of Incorporation with respect to the name change. Stockholders are urged to review Exhibit A in considering the amendment.

        The affirmative vote of the holders of at least sixty-six and two thirds (66 2/3%) of our outstanding common stock is required to amend our Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED NAME CHANGE.

                              PROPOSAL NUMBER THREE
                            APPROVAL OF AMENDMENT OF
                             1997 STOCK OPTION PLAN

        The board of directors adopted the 1997 Stock Option Plan, also referred to as the 1997 Plan, on July 26, 1997. Currently, the 1997 Plan provides that the maximum number of shares issuable under the 1997 Plan is 3,800,000. Because the use of options is an important factor in attracting and retaining qualified employees and consultants, the board of directors has amended the 1997 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1997 Plan by 2,000,000 shares, to a total of 5,800,000 shares.

        The stockholders are now being asked to approve the increase in the number of shares issuable under the 1997 Plan by 2,000,000 shares, from 3,800,000 shares to 5,800,000 shares. The board of directors believes that approval of this amendment is in the best interests of American Xtal Technology and our stockholders because the availability of an adequate reserve of shares under the 1997 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

SUMMARY OF THE PROVISIONS OF THE 1997 PLAN

        The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any stockholder upon request.

        General. The 1997 Plan provides for the grant of ISOs and nonstatutory stock options. As of March 31, 2000, American Xtal Technology had outstanding options under the 1997 Plan to purchase an aggregate of 2,718,987 shares at a weighted average exercise price of $14.38 per share. As of March 31, 2000, options to purchase 210,155 shares of common stock granted pursuant to the 1997 Plan had been exercised, and there were 870,858 shares of common stock available for future grants under the 1997 Plan, without taking the proposed increase into account.

        Shares subject to the 1997 Plan. Currently, a maximum of 3,800,000 shares of the authorized but unissued or reacquired common stock of American Xtal Technology may be issued pursuant to the 1997 Plan. The board has amended the 1997 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1997 Plan to 5,800,000 shares.

        In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of American Xtal Technology, appropriate adjustments will be made to the shares subject to the 1997, and to outstanding options. To the extent any outstanding option under the 1997 Plan expires or terminates prior to exercise in full or if American Xtal Technology repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the 1997 Plan and will again be available for issuance under the 1997 Plan.

        Administration. The board of directors or a duly appointed committee of the board may administer the 1997 Plan. With respect to the participation of individuals whose transactions in American Xtal Technology's equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the 1997 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1997 Plan, the board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each option, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to American Xtal Technology upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The 1997 Plan also provides, subject to certain limitations, that American Xtal Technology will indemnify any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from that person's action or failure to act in administering the 1997 Plan. The board will interpret the 1997 Plan and options granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the 1997 Plan or any option under that plan.

        Eligibility. Generally, all employees, directors and consultants of American Xtal Technology or of any present or future parent or subsidiary corporations of American Xtal Technology are eligible to participate in the 1997 Plan. In addition, the 1997 Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. As of March 31, 2000, American Xtal Technology had approximately 900 employees, including [six] executive officers and five directors. Any person eligible under the 1997 Plan may be granted a nonstatutory option. However, only employees may be granted ISOs. In order to preserve American Xtal Technology's ability to deduct compensation related to options granted under the 1997 Plan, the 1997 Plan provides that no employee may be granted options for more than 250,000 shares during any fiscal year.

        Terms and conditions of options. Each option granted under the 1997 Plan is evidenced by a written agreement between American Xtal Technology and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. The exercise price per share must equal at least the fair market value of a share of American Xtal Technology's common stock on the date of grant of an ISO and at least 85% of the fair market value of a share of the common stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of American Xtal Technology or any parent or subsidiary corporation of American Xtal Technology, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of American Xtal Technology's common stock on the date of grant. The fair market value of American Xtal Technology's common stock is based on the trading price of American Xtal Technology's shares on the Nasdaq National Market.

        Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of American Xtal Technology's common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The board may nevertheless restrict the forms of payment permitted in connection with any option grant.

        The board will specify when options granted under the 1997 Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of ISOs granted under the 1997 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. The 1997 Plan authorizes the board to grant nonstatutory stock options having a term in excess of ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

        Change in control. The 1997 Plan provides that a "change in control" occurs in the event of:

        - a sale or exchange by the stockholders of more than 50% of American Xtal Technology's voting stock,

        -   a merger or consolidation involving American Xtal Technology,

        - the sale, exchange or transfer of all or substantially all of the assets of American Xtal Technology, or

        -   a liquidation or dissolution of American Xtal Technology,

wherein, upon any such event, the stockholders of American Xtal Technology immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of American Xtal Technology, its successor, or the corporation to which the assets of American Xtal Technology were transferred.

        Upon a change in control, the board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

        Termination or amendment. Unless sooner terminated, no ISOs may be granted under the 1997 Plan after July 25, 2007. The board may terminate or amend the 1997 Plan at any time, but, without stockholder approval, the board may not adopt an amendment to the 1997 Plan which would increase the total number of shares of common stock reserved for issuance thereunder, change the class of persons eligible to receive ISOs, or require stockholder approval under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an ISO or is necessary to comply with any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, American Xtal Technology will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date, and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, for federal income tax purposes, American Xtal Technology should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory stock options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to American Xtal Technology with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. American Xtal Technology generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of American Xtal Technology's common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        The board of directors believes that approval of the increase in the number of shares issuable under the 1997 Plan is in the best interests of American Xtal Technology and its stockholders. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1997 PLAN.

                              PROPOSAL NUMBER FOUR
                            APPROVAL OF AMENDMENT OF
                        1998 EMPLOYEE STOCK PURCHASE PLAN

        American Xtal Technology's 1998 Employee Stock Purchase Plan, also referred to as the Purchase Plan, became effective on May 20, 1998, the effective date of American Xtal Technology's initial public offering. Currently, the Purchase Plan provides that the maximum number of shares issuable under the Purchase Plan is 400,000. The board of directors has amended the Purchase Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the Purchase Plan by 500,000 shares, to a total of 900,000 shares.

        The stockholders are now being asked to approve the increase in the number of shares issuable under the 1997 Plan by 500,000 shares, from 400,000 shares to 900,000 shares. The board of directors believes that approval of this amendment is in the best interests of American Xtal Technology and our stockholders because the availability of an adequate reserve of shares under the Purchase Plan will benefit American Xtal Technology by providing employees with an opportunity to acquire shares of American Xtal Technology's common stock and is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

SUMMARY OF THE PROVISIONS OF THE PURCHASE PLAN

        The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

        General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted a right to purchase, through accumulated payroll deductions, up to a fixed number of shares of American Xtal Technology's common stock which is determined on the first day of the offering. The purchase right is automatically exercised on each purchase date of the offering unless the participant has withdrawn from the Purchase Plan prior to such date.

        Shares Subject to Plan. Currently, a maximum of 400,000 of American Xtal Technology's authorized but unissued or reacquired shares of common stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in American Xtal Technology's capital structure or in the event of any merger, sale of assets or other reorganization of American Xtal Technology. The board has amended the Purchase Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the Purchase Plan to 900,000 shares. If any purchase right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

        Administration. The Purchase Plan is administered by the board of directors or a duly appointed committee of the board. Subject to the provisions of the Purchase Plan, the board determines the terms and conditions of purchase rights granted under the plan. The board will interpret the Purchase Plan and purchase rights granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the Purchase Plan or any purchase rights. The Purchase Plan provides, subject to certain limitations, for indemnification by American Xtal Technology of any director, officer or employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Purchase Plan.

        Eligibility. Any employee of American Xtal Technology or of any present or future parent or subsidiary corporation of American Xtal Technology designated by the board for inclusion in the Purchase Plan is eligible to participate in an offering under the Purchase Plan so long as the employee has completed 3 months of service prior to the start of the offering and is customarily employed for at least 20 hours per week and 5 months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of American Xtal Technology or of any parent or subsidiary corporation of American Xtal Technology is entitled to participate in the Purchase Plan.

        Offerings. Generally, each offering under the Purchase Plan is for a period of six months. Offerings under the Purchase Plan are sequential, with a new offering beginning every six months. Offerings will generally commence on the first days of February and August of each year and end on the last days of the next following July and January, respectively. However, the first offering commenced on May 21, 1998, the effective date of the Purchase Plan and will end on July 31, 2000. The initial offering is comprised of four purchase periods, and the first purchase period commenced on May 21, 1998 and ended on January 31, 1999. Subsequent 6-month purchase periods in the initial offering commenced on February 1, 1999, August 1, 1999 and February 1, 2000. Shares are purchased on the last day of each six-month offering and the last day of each purchase period of the initial offering. The board may establish a different term for one or more offerings or different commencement or ending dates for an offering.

        Participation and Purchase of Shares. Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an offering. Payroll deductions may not exceed 15%, or such other rate as the board determines, of an employee's compensation for any pay period during the offering. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive offering until such time as that employee withdraws from the Purchase Plan, becomes ineligible to participate in the Purchase Plan, or terminates employment.

        Subject to certain limitations, each participant in a six-month offering has a purchase right equal to the lesser of that number of whole shares determined by dividing $12,500 by the fair market value of a share of common stock on the first day of the offering or 1,250 shares, provided that these dollar and share amounts will be prorated for any offering that is other than 6 months in duration. No participant may purchase under the Purchase Plan shares of American Xtal Technology's common stock having a fair market value exceeding $25,000 in any calendar year, measured by the fair market value of American Xtal Technology's common stock on the first day of the offering in which the shares are purchased.

        On each purchase date, American Xtal Technology issues to each participant in the offering the number of shares of American Xtal Technology's common stock determined by dividing the amount of payroll deductions accumulated for the participant during that period by the purchase price, limited in any case by the number of shares subject to the participant's purchase right for that offering. The price per share at which shares are sold generally equals 85% of the lesser of the fair market value per share of American Xtal Technology's common stock on the first day of the offering or the purchase date. The fair market value of American Xtal Technology's common stock is based on the trading price of American Xtal Technology's shares on the Nasdaq National Market. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next purchase period or offering.

        A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

        Change in Control. The Purchase Plan provides that in the event of a change in control of American Xtal Technology, the acquiring or successor corporation may assume American Xtal Technology's rights and obligations under the Purchase Plan or substitute substantially equivalent purchase rights for such corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding purchase rights, the Board may adjust the last day of the offering to a date on or before the date of the change in control. Any purchase rights that are not assumed, substituted, or exercised prior to the change in control will terminate.

        Termination or Amendment. The Purchase Plan will continue until terminated by the board or until all of the shares reserved for issuance under the plan have been issued. The board may at any time amend or terminate the Purchase Plan. However, the approval of American Xtal Technology's stockholders is required within twelve months of the adoption of any amendment that:

        - increases the number of shares authorized for issuance under the Purchase Plan, or

        - changes the definition of the corporations which may be designated by the board as corporations whose employees may participate in the Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        A participant recognizes no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of common stock under the terms of the Purchase Plan.

        If a participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable offering or within one year from the purchase date, referred to as disqualifying disposition, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

        If the participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable offering and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the purchase price or
(2) 15% of the fair market value of the shares on the first day of the applicable offering. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

        If the participant still owns the shares at the time of death, the lesser of (1) the excess of the fair market value of the shares on the date of death over the purchase price or (2) 15% of the fair market value of the shares on the first day of the offering in which the shares were purchased will constitute ordinary income in the year of death.

        American Xtal Technology should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to American Xtal Technology.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of American Xtal Technology's common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        The board of directors believes that approval of the increase in the number of shares issuable under the Purchase Plan is in the best interests of American Xtal Technology and its stockholders. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE PURCHASE PLAN.

                              PROPOSAL NUMBER FIVE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The board of directors has selected PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of American Xtal Technology common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AMERICAN XTAL TECHNOLOGY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of American Xtal Technology common stock by:

        - each person known by American Xtal Technology to be the beneficial owner of more than 5% of our common stock,

        -   each director and director nominee of American Xtal Technology,

        - the Chief Executive Officer, and the four other highest compensated executive officers of American Xtal Technology whose salary and bonus for the year ended December 31, 1999 exceeded $100,000, also referred to as the "Named Executive Officers," and

        - all executive officers and directors of American Xtal Technology as a group.

        Except as otherwise indicated, the address of each beneficial owner is c/o American Xtal Technology, Inc., 4281 Technology Drive, Fremont, California 94538.

        Except as indicated in the footnotes to the table, American Xtal Technology believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Percentages are based on 18,906,558 shares of common stock outstanding on March 31, 2000.


NAME AND ADDRESS OF BENEFICIAL OWNERS                                                          SHARES OWNED
----------------------------------------------------------------------------           -------------------------------
                                                                                        NUMBER OF
                                                                                           SHARES         PERCENTAGE
                                                                                       -----------       -------------
Lord Abbett & Co.(1)
90 Hudson Street
Jersey City, NJ 07302.........................................................            1,273,038             6.8%
Morris S. Young(2)............................................................            1,999,354            10.6%
Theodore S. Young(3)..........................................................              614,465             3.3%
Gary S. Young(4)..............................................................              526,420             2.8%
Davis Zhang (5)...............................................................              263,100             1.4%
Guy D. Atwood(6)..............................................................               68,750                *
Jesse Chen(7).................................................................               16,875                *
B.J. Moore(8).................................................................               16,875                *
Donald L. Tatzin(9)...........................................................               17,875                *
All directors and executive officers as a group (9 persons)(10)...............            3,565,996           18.97%


----------------------

*       Less than 1%

(1) According to Schedule 13G filed by the stockholder with the Securities and Exchange Commission in January 2000, Lord Abbett & Co. beneficially owns 1,273,038 shares of our common stock.

(2) Includes 735,071 shares held by the Morris & Vicke Young Trust, 1,218,867 shares held by the Morris Young Family Ltd. Partnership, and 20,000 shares held by the minor children of Morris Young, and 62,083 shares subject to options exercisable within 60 days of March 31, 2000. Also includes 20,000 shares held jointly by George Liu, Morris Young's father-in-law, and Vicke Young, Morris Young's spouse, of which Morris Young disclaims beneficial ownership.

(3) Includes 85,000 shares subject to options exercisable within 60 days of March 31, 2000.

(4) Includes 74,167 shares directly held by Gary Young, 446,087 shares held by Gary Young Trust A, 2,000 shares held by Joanna Young, Mr. Young's daughter, and 74,583 shares subject to options exercisable within 60 days of March 31, 2000.

(5) Includes 213,100 shares directly held by Davis Zhang, 29,000 shares held by Xian-Ming Zhang, Mr. Zhang's spouse, 16,000 shares held by Mr. Zhang's minor children and 85,000 shares subject to options exercisable within 60 days of March 31, 2000.

(6) Includes 68,750 shares subject to options exercisable within 60 days of March 31, 2000.

(7) Includes 16,875 shares subject to options exercisable within 60 days of March 31, 2000.

(8) Includes 9,375 shares subject to options exercisable within 60 days of March 31, 2000.

(9) Includes 16,875 shares subject to options exercisable within 60 days of March 31, 2000.

(10) Includes 457,583 shares subject to options exercisable within 60 days of March 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                 ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------         -------------
                                                                                      NO. OF
                                                                                     SECURITIES            ALL
                                                                                     UNDERLYING           OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY(1)     BONUS(1)             OPTIONS       COMPENSATION(2)
---------------------------               ----      ---------     --------         --------------    ---------------
 Morris S. Young ......................   1999      $183,860      $ 16,000                   --      $           648
    President and Chief Executive         1998       177,540        18,000              130,000                  648
    Officer                               1997       152,339        15,000                   --                  648


Theodore S. Young .....................   1999       151,188        11,000                   --                  855
    Senior Vice President, Marketing      1998        13,500           ---                  855
                                          1997       133,334        12,000              120,000                  855
                                                                                                             133,675


Davis Zhang ...........................   1999       165,361        13,000                   --                  285
    Senior Vice President, Production     1998       153,052        14,500                   --                  285
                                          1997       122,178        12,000              120,000                  285


Gary S. Young .........................   1999       119,700         8,600                   --
    Vice President, Sales                 1998       110,574         9,300                   --                  860
                                          1997       104,067         8,000              100,000                  860


Guy D. Atwood(3) ......................   1999       130,439        10,500                   --                3,475
    Vice President and Chief              1998       122,128        13,500                   --                2,678
    Financial Officer, Treasurer          1997        38,912         3,500              100,000                  798
    and Secretary


----------------------
(1) Amounts shown are on a full year basis, but see note 3 below, and include cash and noncash compensation earned by executive officers.

(2) Represents premiums paid by American Xtal Technology for life insurance coverage.

(3) The salary amount shown for Guy D. Atwood for 1997 reflects amounts earned from August 18, 1997, his initial date of employment with American Xtal Technology, to December 31, 1997, and is based on his 1997 annual salary of $110,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides certain information concerning options to purchase American Xtal Technology's common stock granted during the year ended December 31, 1999 to the Named Executive Officers:


                                       % of total                                   Potential realizable value
                                         options                                   at assumed annual rates of
                                        granted to                                  stock price appreciation
                                        employees                                        for option term(4)
                                        in fiscal   Exercise       Expiration      ------------------------------
         Name              granted(1)   year(2)      price(3)          date           5%                   10%
------------------------   ----------   ----------  ---------      -------------   -------------------------------
Morris S. Young             70,000        4.52%      $17.50        Aug. 19, 2004   $338,445            $  747,875
Theodore S. Young           50,000        3.23%       15.91        Aug. 19, 2009    500,286             1,267,822
Davis Zhang                 66,000        4.27%       15.91        Aug. 19, 2009    660,377             1,673,525
Gary S. Young               36,000        2.33%       17.50        Aug. 19, 2009    396,204             1,004,058
Guy D. Atwood               50,000        3.23%       15.91        Aug. 19, 2009    500,286             1,267,822

----------------
(1) Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. American Xtal Technology has a repurchase right for unvested shares. Under the terms of the 1997 Stock Option Plan, the administrator retains discretion, subject to the 1997 Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options have a term of 10 years, subject to earlier termination in certain situations related to termination of employment. See "Proposal Number Three -- Approval of Amendment of 1997 Stock Option Plan" for a description of the material payment terms of the options.

(2) Based on a total of 1,547,361 options granted to all employees and consultants during fiscal 1999.

(3) All options were granted at an exercise price equal to the fair market value of American Xtal Technology's common stock on the date of grant.

(4) Potential realizable values are net of exercise price, but before taxes associated with exercise. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent American Xtal Technology's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date.

   AGGREGATE OPTION EXERCISES FOR FISCAL 1999 AND FISCAL 1999 YEAR-END VALUES

        The following table provides certain information concerning exercises of options to purchase American Xtal Technology common stock during 1999, and unexercised options held as December 31, 1999, by the Named Executive Officers:




                         SHARES                    NUMBER OF SECURITIES
                        ACQUIRED                   UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                      ACQUIRED ON    VALUE         OPTIONS AT 12/31/99(1)    MONEY OPTIONS AT 12/31/99(2)
NAME                    EXERCISE    REALIZED(3)    VESTED       UNVESTED     VESTED            UNVESTED
------------------    -----------   -----------   --------     ----------    -----------------------------
Morris S. Young         30,000          367,500       48,542      121,458    579,591           610,279

Theodore S. Young                                     72,500       97,500    901,900           667,575

Davis Zhang                                           72,500      113,500    901,900           692,111

Gary S. Young            3,750           64,594       64,167       75,583    809,862           547,619

Guy D. Atwood           50,000            [____]     [58,333       91,667    725,663           595,012


----------------------

(1) American Xtal Technology has a right of repurchase as to any unvested shares upon optionee's termination of employment at their original exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities as of December 31, 1999 of $17.44 per share, as reported as the closing price on the National Association of Securities Dealers Automated Quotations System, minus the aggregate exercise price.

(3) Fair market price on date of exercise, less exercise price.


        No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 1999 to any Named Executive Officer. American Xtal Technology does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the Named Executive Officers.

COMPENSATION OF DIRECTORS

        Directors of American Xtal Technology each receive $500 per board or committee meeting, and are reimbursed for reasonable expenses. The directors are eligible to receive option grants pursuant to the 1997 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        The compensation committee is composed of Jesse Chen, B.J. Moore and Donald Tatzin. No interlocking relationships exist between any member of our compensation committee and any member of any other company's board of directors or compensation committee. The compensation committee makes recommendations regarding our employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of American Xtal Technology.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which American Xtal Technology was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% any class of voting securities of American Xtal Technology and members of that person's immediate family had or will have a direct or indirect material interest other than the transactions described below.

        During 1999, Equipment & Materials Inc., a California corporation engaged in international trading with the People's Republic of China and quartzware fabrication, supplied American Xtal Technology with various raw materials from the People's Republic of China and also has manufactured quartzware for American Xtal Technology. Christina X. Li, the sole shareholder and President of Equipment & Materials Inc, is the wife of Davis Zhang. The aggregate revenue received by Equipment & Materials Inc. from American Xtal Technology for such supply and production up through December 31, 1999 is approximately $3,559,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires American Xtal Technology's executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish American Xtal Technology with copies of all Section 16(a) forms that they file.

        Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 1999.

        The following table sets forth grants of stock options under the 1997 Plan during 1999 to:

        -  the Named Executive Officers;

        -  all current executive officers as a group;

        -  all current directors who are not executive officers as a group; and

        -  all employees, who are not executive officers, as a group.

        During 1999, American Xtal Technology did not grant any rights under the Purchase Plan.

                                NEW PLAN BENEFITS



                                                    1997 PLAN
                                       ----------------------------------

 NAME AND POSITION                     EXERCISE PRICE       NO. OF SHARES
 ------------------------------------  --------------       -------------
 Morris S. Young..................         $17.50              70,000
     President and Chief Executive
     Officer

 Theodore S. Young................          15.91              50,000
     Senior Vice President,
     Marketing

 Davis Zhang......................          15.91              66,000
     Senior Vice President,
     Production

 Gary S. Young....................          15.91              36,000
     Vice President, Sales

 Guy D. Atwood....................          15.91              50,000
     Vice President and Chief
     Financial Officer, Treasurer
     and Secretary

 Executive group (6 persons)......          16.27             308,000

 Non-executive director group (3
   persons).......................         $21.19              15,000

 Non-executive officer employee
   group
                                          -------             -------

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The compensation committee is comprised of Jesse Chen, B.J. Moore and Donald Tatzin, each an outside director of the board of directors and is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our 1997 Stock Option Plan. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

SALARY

        The compensation committee annually assesses the performance and sets the salary of the President and Chief Executive Officer, Morris S. Young. In turn, Mr. Young annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the compensation committee.

        In particular, Mr. Young's compensation as President and Chief Executive Officer is based on compensation levels of President/Chief Executive Officers of comparable size companies. In addition, the compensation committee considers certain incentive objectives based on American Xtal Technology's performance as it relates to revenue levels and earnings per share levels.

        In determining executive officer salaries, the compensation committee reviews recommendations from Mr. Young which include information from salary surveys, performance evaluations and the financial condition of American Xtal Technology. The compensation committee also establishes both financial and operational based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparable sized companies.

        For more information regarding the compensation and employment arrangements of Mr. Young and other executive officers, see "EXECUTIVE COMPENSATION AND OTHER MATTERS."

BONUSES

        While the compensation committee did not administer a bonus plan for executives in 1999, the committee may administer such a bonus plan in the future in order to provide additional incentives to executives who meet established performance goals. Awards under this bonus plan may be contingent upon American Xtal Technology's attainment of revenue and operating profit targets, set by the compensation committee in consultation with the Chief Executive Officer. Additionally, awards may be weighted so that executives would receive proportionately higher awards when our performance reaches maximum targets, proportionately smaller awards when our performance reaches minimum targets, and no awards when we do not meet minimum performance targets.

STOCK OPTIONS

        The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price.

        The compensation committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to American Xtal Technology and previous option grants to such executive officers. Generally, option grants vest 25% twelve months after commencement of employment or after the date of grant and continue to vest thereafter in equal monthly installments over three years, conditioned upon continued employment.


                                            THE COMPENSATION COMMITTEE

                       COMPARISON OF STOCKHOLDER RETURN(1)

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Electronic Components Index for the period commencing May 20, 1998, and ending December 31, 1999.




                                    [GRAPH]

------------

(1) Assumes that $100.00 was invested in our common stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                   DESCRIPTION OF OTHER EMPLOYEE BENEFIT PLANS

        The following is a brief summary of the 1993 Stock Option Plan, also referred to as the 1993 Plan, as in effect as of the date of this Proxy Statement. American Xtal Technology has terminated the 1993 Plan and will not grant any additional options thereunder in the future, although options outstanding under the 1993 Plan will remain subject to the terms and conditions of the 1993 Plan.

SUMMARY OF THE PROVISIONS OF THE 1993 PLAN

        The following summary of the 1993 Plan is qualified in its entirety by the specific language of the 1993 Plan, a copy of which is available to any stockholder upon request.

        The 1993 Plan provides for the grant of stock options to employees, including officers, directors and consultants of American Xtal Technology and any parent or subsidiary corporation of American Xtal Technology. The 1993 Plan provides for the grant of ISOs or nonstatutory stock options, although ISOs may be granted only to employees. As of March 31, 2000, options to purchase an aggregate 88,350 shares of common stock at a weighted average exercise price of $6.67 were outstanding under the 1993 Plan. Options granted under the 1993 Plan will remain outstanding in accordance with their terms, but no further options will be granted under the 1993 Plan.

        The 1993 Plan is administered by the board. The board will interpret the 1993 Plan and options granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the 1993 Plan or any option.

        Options granted under the 1993 Plan will become exercisable and vested at such times as specified by the board. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service.

        The 1993 Plan provides that in the event of a change in control of American Xtal Technology, the board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1993 Plan. If the options are not assumed or substituted for in connection with the change in control, the board may, in certain circumstances, accelerate the exercisability of such outstanding options. To the extent that the options outstanding under the 1993 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1993 PLAN

        The federal income tax consequences of the options granted under the 1993 Plan are the same as the federal income tax consequences described for stock options granted pursuant to the 1997 Plan set forth above under Proposal Number Two.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 4281 Technology Drive, Fremont, California 94538, not later than December 28, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in American Xtal Technology's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

        At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                           By order of the board of directors




                                           Guy D. Atwood
                                           Secretary

April __, 2000

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         AMERICAN XTAL TECHNOLOGY, INC.


                (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)


                AMERICAN XTAL TECHNOLOGY, INC., a Delaware corporation (the "Corporation"), hereby certifies:

        1. That the Corporation's Certificate of Incorporation is hereby amended as follows:

        Article FIRST is hereby amended to read in full as follows:

                FIRST: The name of the corporation is AXT, Inc.

        2. The proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this ___ day of ___________, 2000.





                                       By:
                                          -------------------------------------
                                          Morris S. Young, President and Chief
                                          Executive Officer

                         AMERICAN XTAL TECHNOLOGY, INC.
                  Proxy for 2000 annual meeting of stockholders
                       solicited by the board of directors

        The undersigned hereby appoints Morris S. Young and Guy D. Atwood, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in American Xtal Technology, Inc. which the undersigned is entitled to vote at the 2000 annual meeting of stockholders to be held at 4281 Technology Drive, Fremont, California on June 7, 2000 at 11:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in American Xtal Technology's proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

        A vote FOR the following proposals is recommended by the board of directors:



        1.     Election of directors listed below.

               Nominees: Jesse Chen and Donald L. Tatzin


               [ ]     FOR                 [ ]       WITHHELD




--------------------------------------------------------------------------------

        INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

        2. To approve an amendment to American Xtal Technology, Inc.'s Certificate of Incorporation changing our name from "American Xtal Technology, Inc." to "AXT, Inc."


                [ ]    FOR          [ ]     WITHHELD        [ ]     ABSTAIN

        3. To approve amendments to American Xtal Technology's 1997 Stock Option Plan to increase by 2,000,000 shares the maximum number of shares of common stock that may be issued thereunder.


                [ ]    FOR          [ ]     WITHHELD        [ ]     ABSTAIN

        4. To approve amendments to American Xtal Technology's 1998 Employee Stock Purchase Plan to increase by 500,000 shares the maximum number of shares of common stock that may be issued thereunder.

                [ ]    FOR          [ ]     WITHHELD        [ ]     ABSTAIN

        5. To ratify the appointment of PricewaterhouseCoopers LLP as American Xtal Technology's independent auditors for the fiscal year ending December 31, 2000.

                [ ]    FOR          [ ]     WITHHELD        [ ]     ABSTAIN


        6. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3, 4 and 5.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN XTAL TECHNOLOGY.

                                    Dated ___________________, 2000
                                    (Be sure to date Proxy)

                                   ---------------------------------------------
                                    Signatures(s)




                                   ---------------------------------------------
                                    Print Name(s)


        Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. PLEASE DATE THE PROXY.

        Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.